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                                                                Exhibit 3(i)

                          CERTIFICATE OF INCORPORATION

                                       OF

                               ICHOR Corporation


   1.  The name of the corporation is ICHOR Corporation (the "Corporation").

   2. The name of its registered agent is The Corporation Trust Company and the address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

   3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

   4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty-Five Million (35,000,000) shares, of which Five Million (5,000,000) shares shall be preferred stock, $.01 par value, and Thirty Million (30,000,000) shares shall be common stock, $.01 par value. The preferred stock of the Corporation may be issued from time to time in one or more series. The Board of Directors is expressly authorized, in a resolution or resolutions providing for the issue of such preferred stock, to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof and to fix the number of shares of such series.

     Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Corporation's Board of Directors may from time to time determine.

   5. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation, but any By-laws so made, altered or repealed may be amended or repealed by the stockholders entitled to vote thereon.

   6. (a) The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify every person who is or was a party, or is threatened to be made a party,

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to (i) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or (ii) any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person serves or has served at any time as a Director or officer of the Corporation, or who at the request of the Corporation serves or at any time has served as a Director or officer of another corporation (including subsidiaries of the Corporation) or of any partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law. Such indemnification shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law from time to time in effect to the extent authorized by the Board of Directors and permitted by such law. The indemnification provided by this Article 6 shall not be deemed exclusive of any other rights to which any person may be entitled under any provision of the Certificate of Incorporation, other By-Law, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (b) To the extent that a director, officer, employee or agent of the Corporation, or a person serving in any other enterprise at the request of the Corporation, shall have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) of this Article 6 or in defense of any claim, issue or matter therein, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably paid or incurred by him in connection therewith.

     (c) Any indemnification under this Article 6 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstance because he has met the applicable standard of conduct set forth in this Article 6. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel, who may be one


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of the regular independent legal counsel of the Corporation, in a written opinion, or (3) by the stockholders.

     (d) Expenses (including attorneys' fees) incurred by a person in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt by the Corporation of an undertaking in writing by or on behalf of the person to be indemnified to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 6. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     (e) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 6.

     (f) For purposes of this Article 6, the term "corporation" shall include constituent corporations referred to in Subsection (h) of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision of applicable law at the time in effect), and references to "other enterprises" shall include employee benefit plans.

   7. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the Delaware General Corporation Law or (D) for any transaction from which the director derives an improper personal benefit. If the Delaware General Corporation Law is amended after this Article 7 becomes effective to authorize elimination or limitation of liability of directors, then, upon the effective date of any such amendment, the liability of a director of the Corporation shall, without further





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act, be eliminated or limited to the fullest extent permitted by the Delaware
General Corporation Law as so amended. Any repeal or modification of this article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

   8. The Corporation shall not be governed by the provisions of Section 203 of the Delaware General Corporation Law.

   9. In elections for directors, voting need not be by ballot, unless required by vote of the stockholders before the voting for the election of directors begins.

   10.   The name and mailing address of the incorporator is as follows:

                    Richard D. Rose
                    One Riverfront Center
                    Pittsburgh, Pennsylvania 15222

   I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 16th day of September, 1996.


                                                     /S/ Richard D. Rose
                                                   ----------------------------
                                                         Richard D. Rose
                                                         Incorporator


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